Exhibit 99.2

NEWS RELEASE January 14, 2008

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3172

kburden@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Announces $20 Million Stock/Debt Repurchase Program

SALT LAKE CITY (January 14, 2008) — Overstock.com, Inc. (Nasdaq: OSTK) announced that its board of directors today authorized a two-year repurchase program which allows the Company to repurchase shares of its common stock and/or its Convertible Senior Notes. The board authorized the $20 million repurchase program for the purposes of mitigating dilution from outstanding options and reducing the company’s indebtedness under its outstanding senior notes.  The shares of its common stock and/or its Convertible Senior Notes may be repurchased from time to time in open market transactions or otherwise, subject to market conditions and other factors, including blackout periods imposed by Overstock.com, during which the Company prohibits its insiders and employees from trading in the Company’s stock.

The Company’s director of investor relations, Kevin Moon, is available to answer questions about this announcement. He can be reached at (801) 947-3282, or by e-mail at kmoon@overstock.com.

About Overstock.com

Overstock.com, Inc. is an online “closeout” retailer offering discount, brand-name merchandise for sale over the Internet.  The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.  Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com.

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Overstock.com® is a registered trademark of Overstock.com, Inc.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the company’s possible repurchases of shares of its common stock and/or its Convertible Senior Notes. Our Form 10-K for the year ended December 31, 2006, our subsequent quarterly reports on Form 10-Q, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.